Exhibit 24
POWER OF ATTORNEY
Each of the undersigned directors of Howmet Aerospace Inc., a Delaware corporation (the “Company”) hereby constitutes and appoints DAVID CRAWFORD, NEIL E. MARCHUK, W. PAUL MYRON, BARBARA L. SHULTZ and PATRICK WINTERLICH, and each of them with power to act alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, to do any and all acts and things and to execute any and all instruments that said attorneys-in-fact and agents, or any of them, may deem necessary or advisable or may be required:
(1) To enable the Company to comply with the Securities Exchange Act of 1934, as amended (the “1934 Act”), and any rules, regulations or requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing under the 1934 Act of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Annual Report”), including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of each of the undersigned in the capacity of Director of the Company to the 2025 Annual Report to be filed with the Commission and to any instruments or documents filed as part of or in connection with the 2025 Annual Report, including any amendments or supplements thereto;
(2) To enable the Company to comply with the Securities Act of 1933, as amended (the “1933 Act”), and any rules, regulations or requirements of the Commission in respect thereof, in connection with the registration under the 1933 Act during 2025 of the offer and sale or delivery of shares of common stock of the Company to be issued under the Howmet Aerospace Stock Incentive Plan, as Amended and Restated, as such plan may be amended and/or restated from time to time (including any amendments thereto or restatements thereof, the “Stock Incentive Plan”), including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of each of the undersigned in the capacity of Director of the Company to any registration statement on Form S-8, or on such other form as may be appropriate, to be filed with the Commission in respect of said shares and the Stock Incentive Plan, or any of them, to any and all pre-effective amendments, post-effective amendments and supplements to any such registration statement, and to any instruments or documents filed as part of or in connection with any such registration statement or any such amendments or supplements thereto; and
(3) To enable the Company to comply with the 1933 Act, and any rules, regulations or requirements of the Commission in respect thereof, in connection with the registration under the 1933 Act during 2026 of the offer and sale or delivery of shares of common stock of the Company to be issued under the Company’s employee retirement savings plans (together with interests in such plans), including, without limitation, the Howmet Aerospace Hourly Retirement Savings Plan, the Howmet Aerospace Salaried Retirement Savings Plan, and employee retirement or other savings plans sponsored by the Company or its subsidiaries or entities acquired by the Company from time to time (the “Plans”), including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of each of the undersigned in the capacity of Director of the Company to any registration statement on Form S-8, or on such other form as may be appropriate, to be filed with the Commission in respect of said shares and the Plans (or interests in such Plans), or any of them, to any and all pre-effective amendments, post-effective amendments and supplements to any such registration statement, and to any instruments or documents filed as part of or in connection with any such registration statement or any such amendments or supplements thereto; and
granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, and each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.
This power of attorney will be governed by and construed in accordance with the laws of the State of Delaware. The execution of this power of attorney is not intended to, and does not, revoke any prior powers of attorney. This power of attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one power of attorney.

IN WITNESS WHEREOF, the undersigned has hereunto subscribed this power of attorney this 4th day of February 2026.

/s/ James F. Albaugh	/s/ Amy E. Alving
James F. Albaugh	Amy E. Alving
Director	Director

/s/ Sharon R. Barner	/s/ Joseph S. Cantie
Sharon R. Barner	Joseph S. Cantie
Director	Director

/s/ Robert F. Leduc	/s/ Jody G. Miller
Robert F. Leduc	Jody G. Miller
Director	Director

/s/ John C. Plant	/s/ Ulrich R. Schmidt
John C. Plant	Ulrich R. Schmidt
Executive Chairman and Chief Executive Officer	Director

/s/ Gunner S. Smith
Gunner S. Smith
Director